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                                                                   EXHIBIT 10.11



                            STOCK PURCHASE AGREEMENT



         This Stock Purchase Agreement (this "Agreement") is dated as of August 20, 1992, between Perot Systems Corporation, a Texas corporation (the "Company"), and Meyerson Family Limited Partnership, a Texas limited partnership (the "Buyer").

         WHEREAS, the Company desires that the Company issue and sell to the Buyer, and the Buyer desires to purchase from the Company, 2,000,000 shares of the Company's Common Stock, $.O1 par value per share (the "Shares"), on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

         1.   Purchase and Sale of the Shares.

              (a) Subject to the terms and conditions of this Agreement and based upon the representations contained herein, the Company hereby issues and sells the Shares to the Buyer and the Buyer hereby purchases the Shares from the Company.

              (b) The Company hereby delivers to the Buyer a duly executed stock certificate representing all of the Shares.

              (c) In full consideration for the purchase of the Shares, the Buyer agrees, concurrently with the issuance and transfer of the Shares, to pay or cause to be paid $3,000,000, payable by a wire transfer in federal or other same-day funds to the Company.

        2. Representations of the Company. The Company hereby represents to the Buyer (which representations shall survive the purchase and sale hereunder) as follows:

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas.

              (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed





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         and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

              (c) The authorized capital stock of the Company consists solely of 20,000,000 shares of Common Stock, $.O1 par value per share, of which 3,930,380 shares were issued and outstanding as of July 31, 1992 and 8,000,000 shares of Liquidation Preference Common Stock, par value $.O1 per share, of which 8,000,000 shares were issued and outstanding as of July 31, 1992, and 2,000,000 shares of Series A Preferred Stock, par value $4.25 per share, none of which shares are issued and outstanding. Each of the issued and outstanding shares of Common Stock and Liquidation Preference Common Stock of the Company is, and upon issuance hereunder the Shares will be, validly issued, fully paid, and non-assessable and not issued in violation of the preemptive rights of any person. Except for options granted pursuant to the Company's 1989 Pioneer Stock Option Plan and the Company's 1991 Stock Option Plan, there are no outstanding options, warrants, or other rights or agreements obligating the Company to issue or sell any shares of its capital stock or securities convertible into its capital stock. To the best of the Company's knowledge, there are no voting trusts, voting agreements or other agreements or understandings with respect to the capital stock of the Company.

         3.   Representations of the Buyer.   The Buyer hereby represents to the
Company (which representations shall survive the purchase and sale hereunder) as follows:

              (a) The Buyer is a partnership duly formed and validly existing under the laws of the State of Texas.

              (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding agreement of the Buyer, enforceable against it in accordance with its terms.

              (c) The Buyer is acquiring the Shares for its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

              (d) The Buyer represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its





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         investment in the Company, and has the ability to bear the economic risks of such investment. The Buyer further represents it has had access to information about the Company and it has had the opportunity to ask questions of, and to receive answers from, employees of the Company concerning the Company and that no information it has requested has been denied or withheld.

         4. Compliance with Securities Laws. The Buyer understands that the offer and sale of the Shares acquired by it hereunder have not been registered under the Securities Act or applicable state securities laws. The Buyer understands that the Shares being acquired by it hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws, or the availability of an exemption therefrom, and that in the absence of an effective registration statement or the availability of such an exemption covering the offer and sale of the Shares, that the Shares must be held indefinitely, and that the Buyer holding same must bear the economic risks of such investment indefinitely. The Buyer agrees that it will not sell or otherwise transfer any of the Shares in any way that may result in a violation of any federal or state securities laws or regulations. The certificates representing the Shares may bear appropriate legends to such effect.

         5. Covenants of the Company. The Company agrees to make cash payments to the Buyer or any person or entity affiliated or related to the Buyer, including Morton H. Meyerson (the Buyer and each such person or entity the "Taxpayer"), in the event that the Taxpayer owes federal income tax as a result of the purchase of Shares contemplated by this Agreement, in an amount equal to the lesser of (i) the amount of any tax (plus penalties and interest) actually paid by Taxpayer in all years as a result thereof and as a result of receiving the payment contemplated by this paragraph, and (ii) the amount of tax savings (including interest) actually realized by the Company in all years as a result thereof. Each Taxpayer shall be an intended third-party beneficiary of this Section 5.

         6.   Stock Repurchase.

              (a) Subject to Section 6(e) below, if Morton H. Meyerson ("Meyerson") voluntarily resigns from his position as Chairman of the Board and Chief Executive Officer of the Company and if Meyerson and the Company do not reach a mutually agreeable arrangement for Meyerson to remain with the Company (collectively, the "Buyback Event"), the Company shall have the right to repurchase from the Buyer all or a portion of the Shares for the





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         Buyback Amount (as defined below) or to receive from the Buyer cash in lieu thereof in the circumstances provided below (collectively, the "Buyback").

              (b) Upon the occurrence of a Buyback Event, the Company shall have 30 days to give written notice (the "Buyback Notice") to the Buyer of the Company's decision to cause the Buyback. The Buyback Notice shall state the number of shares of the Company's common stock that the Company desires to repurchase, but in no event shall such number exceed the Maximum Amount (as defined below). Subject to
         Section 6(c) below, the Buyer shall then have 30 days to deliver to the Company stock certificates representing the number of shares of the Company's Common Stock equal to the number of shares set forth in the Buyback Notice in exchange for the payment by the Company to the Buyer of the Buyback Amount, with payment to be made by wire transfer of same-day funds.

              (c) To the extent that the Buyer owns an insufficient number of shares to tender to the Company pursuant to a Buyback Notice required by Section 6(b) above or refuses to so tender such shares (such difference is referred to herein as the "Shortfall Amount"), then the Buyer shall tender to the Company so many of the number of shares actually owned by the Buyer in accordance with Section 6(b) above in exchange for payment by the Company in accordance with
         Section 6(b) above that it so wishes to tender, and the Buyer shall be obligated to pay to the Company, within one year after the date of the Buyback Event, cash in an amount equal to the Fair Market Value (as defined below) of the number of shares represented by the Shortfall Amount less the Buyback Amount for such number of shares represented by the Shortfall Amount, provided that interest required to be paid pursuant to the Buyback Amount shall be computed not to the date of the Buyback Event but instead to the date of the cash payment required to be made by the Buyer pursuant to this Section 6(c).

              (d) For purposes of this Section 6, the following terms shall be defined as set forth below:

                   (i) "Buyback Amount" means the product of (i) the number of shares of the Company's Common Stock actually tendered by the Buyer to the Company pursuant to the Buyback and (ii) the sum of $1.50 and interest on such $1.50 at an interest rate of 6.5% per annum, compounded annually, and computed from the date of this Agreement to the date of the Buyback.





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                   (ii)        "Maximum Amount" means a number of shares of
              the Company's common stock equal to the product of 2,000,000 and


              |        x  |    Where x equals the number of full months that Meyerson remains
              | 1 -  ---- |    as Chairman of the Board and Chief Executive Officer of the Company,
              |       60  |    commencing June 1, 1992,


              but in the event the Maximum Amount shall be less than 0, then the Maximum Amount shall be deemed to be 0.

                   (iii) "Fair Market Value" means an amount representing the value of a number of shares of the Company's Common Stock as mutually agreed upon by the Company and the Buyer; but if they cannot agree within 60 days prior to the date requiring payment of such amount, then each of the Company and the Buyer shall select an independent, third-party, reputable appraiser, and the two appraisers shall select a third independent, third-party, reputable appraiser who shall make a determination as to such value, and the determination of such third appraiser shall be binding on the Company and the Buyer. In making a determination, the third appraiser shall not take into account any control premium or minority discount with respect to the shares being valued.

              (e) Notwithstanding anything in this Section 6 to the contrary, Meyerson shall not have voluntarily resigned from the Company if his decision to resign from the Company (or his inability to continue to serve the Company in such capacity) is caused by one or more of the following events:

                   (i) the death or disability of Meyerson or the termination of Meyerson by the Company from his position as Chairman of the Board and Chief Executive Officer (and disability shall occur upon the mental or physical disability of Meyerson that will permanently prevent Meyerson from performing his duties for the Company);

                   (ii) a request to provide full-time services to the U.S. government or an agency thereof or one working for such government or agency and after consulting with Meyerson, the Company's Board of





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              Directors agrees to permit Meyerson to leave his position as
              Chairman of the Board and Chief Executive Officer of the Company;

                   (iii) Meyerson is constructively terminated from his position, such as being assigned tasks to perform work not suitable for a chief executive officer;

                   (iv) the Company requests Meyerson to relocate from the City of Dallas;

                   (v) the Company demands excessive travel from Meyerson;

                   (vi) the Company, its Board of Directors, or one of the Company's officers requests Meyerson to engage in any conduct that is not moral or ethical or in violation of law; or

                   (vii) the Board of Directors of the Company makes a major change in corporate policy or has decided that the Company should engage in a significant corporate development or transaction and Meyerson has voted against such decision or Meyerson is not present at the meeting where the decision is made; provided that (a) Meyerson has delivered written notice to each of the members of the Board of Directors within 5 days of the date of the Board decision (or if Meyerson is not present at the meeting when the decision is made, within 5 days of notice from the Board to him of its decision), requesting the Board to reverse its decision and informing the Board that he intends to resign because of such decision and
              (b) the Board has not reversed its decision and so informed Meyerson within 30 days of the receipt of the notice given by Meyerson. This provision will not apply to the refusal by the Board of Directors to approve a policy, development or transaction recommended by Meyerson.

              (f) Morton H. Meyerson hereby agrees that, to the extent the Buyer fails to meet any of its obligations to the Company pursuant to Section 6(c) hereof, Morton H. Meyerson will be liable for, and agrees to pay to the Company, any deficiency in the amount to be paid to the Company pursuant to such section (the "Guaranteed Obligations"). Morton H. Meyerson also waives all demands and notices of every kind in connection with the Guaranteed Obligations and this guarantee, including without limitation notice of acceptance of this guarantee and notice of the occurrence of any breach or default by Buyer with respect to the Guaranteed Obligations, and





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         Morton H. Meyerson further waives diligence, presentment, protest and suit on the part of Company. This guarantee is a primary, unconditional guarantee of payment and performance and not a guarantee of collection. The guarantee is not subject to any counterclaim, setoff, deduction, reduction or other defense for any reason whatsoever.

              (g) Except as provided in subsection 6(f) with respect to Morton H. Meyerson, the obligations of the Buyer under this Section 6 shall be non-recourse to the partners of the Buyer.

7.       Registration Rights.

              (a) Subject to Section 7(i) below, if the Company proposes to register for sale for cash in an offering to the public any shares of its stock ("Stock") under the Securities Act on Form S-1, S-2, or S-3, or any successor registration form at the time in effect, it will at such time give written notice to the Holders (as defined below) of its intention to do so. Upon written request of the Holder, given within fifteen days after the giving of any such notice by the Company, the Company will use its best efforts to cause the shares of Stock acquired hereby held by the respective Holders for which registration is requested (the "Piggy-Back Registrable Shares") (the "Requesting Holders") to be registered under the Securities Act as part of the offering being made by the Company and under the same registration statement proposed to be filed by the Company; provided, however, if the offering to which the proposed registration statement relates is to be distributed by or through an underwriter approved by the Company, the Requesting Holders shall agree to sell the Piggy-Back Registrable Shares through such underwriter on the same terms and conditions as the under-writer agrees to sell the other securities; and provided further, that the Company shall not be required to include part or all of the Piggy-Back Registrable Shares if the Company is advised in writing by the managing underwriter for the proposed offering that the inclusion of such Piggy-Back Registrable Shares together with the Stock requested to be registered by other owners (the "Other Owners") of shares of Stock (the "Other Registrable Shares") pursuant to agreements between such Other Owners and the Company which contain registration rights comparable to those contained herein (the Piggy-Back Registrable Shares and the Other Registrable Shares are sometimes hereinafter referred to as the "Aggregate Registrable Shares") would in its opinion have a material adverse effect on such proposed offering. In such event, the Company shall include in the proposed offering that number of Piggy-Back Registrable Shares equal to the Requesting





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         Holders, pro rata portion of the total number of Aggregate Registrable
         Shares which may be registered in the opinion of the managing underwriter referred to in the preceding sentence. The term "Holder" means the Buyer or any Related Party of the Buyer, but only during the period or periods of time any of such persons or entities own stock which may qualify as "Piggy-Back Registrable Shares". The term "Related Party" means any limited partner of the Buyer, Morton H. Meyerson and Marlene Meyerson, the parents of Morton H. Meyerson and the mother of Marlene Meyerson (cumulatively, the "Parents"), any descendants of the Parents, any trust which includes as a beneficiary any of the persons or entities above and any corporation, partnership or other entity of which a majority of the voting shares or equity interest is controlled directly or indirectly by any of the above-mentioned persons or entities, to the extent such persons or entities continue to so control such corporation, partnership or other entity.

              (b) Notwithstanding anything to the contrary contained in Section 7(a) hereof, the Company shall have no obligation to register the Piggy-Back Registrable Shares if, within twenty days from the receipt of a request to register the Piggy-Back Registrable Shares pursuant to Section 7(a) hereof, the Company shall have delivered to the Buyer an opinion of experienced securities counsel for the Company to the effect that no registration of the Piggy-Back Registrable Shares is required for their sale on the terms on which the Requesting Holder desires to sell those shares.

              (c) The Requesting Holders and the Company shall in connection with any registration of any Piggy-Back Registrable Shares contemplated by this Section 7 enter into an appropriate underwriting agreement containing terms and provisions (including reasonable provisions as to opinions of counsel, comfort letters and indemnification) customary in such agreements.

              (d) The Company shall prepare and file with the Securities and Exchange Commission all amendments, post-effective amendments and supplements to a registration statement containing any Piggy-Back Registrable Shares pursuant to Section 7(a) hereof as may be necessary under the Securities Act and the regulations of the Securities and Exchange Commission to permit the sale of such Piggy-Back Registrable Shares to the public.

              (e) The Company shall use its best efforts to register or qualify the Piggy-Back Registrable Shares covered by a registration statement filed pursuant to





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         Section 7(a) hereof under blue sky or other state securities laws, in such states or jurisdictions as shall reasonably be requested by the Requesting Holders, and do any and all other reasonable acts or things which may be necessary to enable the Requesting Holders to consummate the public sale or other disposition of Registrable Shares in such jurisdictions; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process.

              (f) The Company will bear all expenses related to a registration pursuant to this Section 7, except for amounts reflecting the increase in expenses directly attributable to the inclusion of the portion of the Piggy-Back Registrable Shares so registered, which increase in expenses shall be borne by the appropriate Requesting Holder. In connection with any registration undertaken by the Company hereunder, the Company and the Requesting Holders shall indemnify each other against violations of law in customary form and shall execute such other agreements in connection with the underwriting as shall reasonably be requested by the Company.

              (g) The Requesting Holders shall promptly furnish the Company, upon request, with all information required in the opinion of the Company's securities counsel to be included in the registration statement, or any amendment or supplement thereto.

              (h)         The Holder's rights and obligations pursuant to this
         Section 7 may be exercised only by the Holders.

              (i)         Notwithstanding anything to, the contrary in this
         Section 7, for a registration of the Company's Stock in an initial public offering, the, Holders shall not have any right to request the Company to register any Piggy-Back Registrable Shares unless the Company is registering Stock held by owners other than the Company as a part of such offering.

8.       Miscellaneous.

              (a) This Agreement and the attachments hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, and all contemporaneous oral agreements, with respect thereto.

              (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.





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              (c)         Except as expressly provided in Section 5 and Section
         7 of this Agreement, nothing in this Agreement is intended or shall be construed to give any person, other then the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

              (d) The Company and the Buyer shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

              (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

              (f) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              (g) Any notice to be given hereunder shall be given by personal delivery or by first-class U.S. mail, postage prepaid, to the parties hereto at the following address:

                 If to the Company, to:

                          Perot Systems Corporation
                          5001 Spring Valley Road, Suite 1075 West
                          Dallas, Texas 75244
                          Attn: General Counsel

                 If to the Buyer, to:

                          Meyerson Family Limited Partnership
                          4514 Cole Avenue, Suite 400
                          Dallas, Texas 75205
                          Attn: Morton H. Meyerson

A party hereto may change the address for receipt of notices by giving notice to the other party in the manner provided for in this Section 8(g).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    PEROT SYSTEMS CORPORATION


                                    Name: /s/ J. PATRICK HORNER
                                         -------------------------------

                                    Title: President
                                          ------------------------------




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                                           MEYERSON FAMILY LIMITED PARTNERSHIP


                                           By: /s/ MORTON H. MEYERSON
                                              --------------------------------
                                              Morton H. Meyerson, General
                                              Partner


Consent and Agreement:

     The undersigned hereby executes this Agreement for the purpose of consenting to, and agreeing to be bound by, the provisions of Section 6(f) of this Agreement.





                                        /s/ MORTON H. MEYERSON
                                        -------------------------------------
                                        Morton H Meyerson





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